Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Strategic Storage Trust IV, Inc.

Ladera Ranch, California

We hereby consent to the use in the proxy statement and prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 20, 2020, relating to the consolidated financial statements and schedule of Strategic Storage Trust IV, Inc., which appear in the proxy statement and prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement and prospectus.

/s/ BDO USA, LLP

Costa Mesa, California

December 11, 2020